Exhibit 99

PepsiAmericas Announces Stockholder Approval of PepsiCo Merger Agreement

MINNEAPOLIS--(BUSINESS WIRE)--February 17, 2010--PepsiAmericas, Inc. (NYSE: PAS) today announced that its stockholders have approved the proposal to adopt the agreement and plan of merger, dated August 3, 2009, among PepsiAmericas, PepsiCo, Inc. and Pepsi-Cola Metropolitan Bottling Company (“Metro”). Pursuant to the merger agreement, subject to regulatory approval and the satisfaction or waiver of other customary closing conditions, PepsiAmericas will merge with and into Metro, with Metro continuing as the surviving company and a wholly owned subsidiary of PepsiCo.

The affirmative vote of the holders of a majority of the outstanding shares of PepsiAmericas common stock was required to approve the proposal to adopt the merger agreement. The holders of approximately 86.5 percent of the outstanding shares of PepsiAmericas common stock voted in favor of the proposal to adopt the merger agreement. Of the votes cast, approximately 99.7 percent were voted in favor of the proposal to adopt the merger agreement.

Under the terms of the merger agreement, at the effective time of the merger, PepsiCo will acquire all outstanding shares of PepsiAmericas common stock it does not already own for the price of $28.50 in cash or 0.5022 shares of PepsiCo common stock, subject to proration provisions which provide that an aggregate 50 percent of the outstanding PepsiAmericas common stock not held by PepsiCo or any of its subsidiaries will be converted into the right to receive common stock of PepsiCo and an aggregate 50 percent of the outstanding PepsiAmericas common stock not held by PepsiCo or any of its subsidiaries will be converted into the right to receive cash.

PepsiCo and PepsiAmericas hope to close the merger, which remains subject to regulatory approval and the satisfaction or waiver of other customary closing conditions, by the end of February 2010.

About PepsiAmericas

PepsiAmericas is the world's second-largest manufacturer, seller and distributor of PepsiCo beverages. With annual sales of $4.4 billion in 2009, PepsiAmericas serves territories with a population of more than 240 million in a significant portion of a 19-state region in the U.S.; Central and Eastern Europe, including Ukraine, Poland, Romania, Hungary, the Czech Republic and Slovakia; and through our joint venture, the Caribbean and Central America. For more information, please visit www.pepsiamericas.com.

Cautionary Statement

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release refer to our expectations regarding continuing operating improvement and other matters. These forward-looking statements reflect our expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: the outcome of, or developments concerning, our pending merger with PepsiCo; competition, including product and pricing pressures; changing trends in consumer tastes; changes in our relationship and/or support programs with PepsiCo and other brand owners; market acceptance of new product and package offerings; weather conditions; cost and availability of raw materials; changing legislation, including tax laws; cost and outcome of environmental claims; availability and cost of capital, including changes in our debt ratings; labor and employee benefit costs; unfavorable foreign currency rate fluctuations; cost and outcome of legal proceedings; integration of acquisitions; failure of information technology systems; and general economic, business, regulatory and political conditions in the countries and territories where we operate. For additional information on these and other risks and uncertainties that could cause our actual results to materially differ from those set forth herein, please see our SEC reports, including “Risk Factors” in our 2008 Annual Report on Form 10-K and “Risk Factors” in our Quarterly Report on Form 10-Q for the third quarter of 2009. We undertake no obligation to update any of the forward-looking statements set forth herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof.

CONTACT:
PepsiAmericas, Inc.
Investor Contact:
Sara Zawoyski, 612-661-3830
or
Press Contact:
Mary Viola, 847-598-2870